EXHIBIT 5.1

December 7, 2007

Meade Instruments Corp.

6001 Oak Canyon

Irvine, CA 92618

Re:                               Registration Statement on Form S-1, File No. 333-146254
(the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for Meade Instruments Corp., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement for purposes of registration under the Securities Act of 1933, as amended, of 3,157,895 shares of the Company’s common stock, par value $0.01 per share, for resale by the selling stockholders named in the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.

Very truly yours,

/s/ Hewitt & O’Neil LLP

JDH/jme